UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

 _____________________

FORM 8-K

 _____________________

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 7, 2013

 _____________________

Angie’s List, Inc.

(Exact name of registrant as specified in its charter)

 _____________________

Delaware	001-35339	27-2440197
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1030 E. Washington Street

Indianapolis, IN 46202

(Address of principal executive offices, including zip code)

(888) 888-5478

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

 _____________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders

The annual meeting of the stockholders (the “Meeting”) of Angie’s List, Inc. (“Angie’s List” or the “Company”) was held on May 7, 2013. 55,072,190 shares of Angie’s List common stock were present at the Meeting, representing 94.92% of a total of 58,021,546 shares of common stock outstanding and eligible to vote at such time.

1.	With respect to the election of the three Class II director nominees as directors of Angie’s List:

	For	Withheld	Non Votes
John W. Biddinger	52,620,536	190,758	2,260,896
Angela Hicks Bowman	51,712,543	1,098,751	2,260,896
Steven M. Kapner	51,853,776	957,518	2,260,896
Keith J. Krach	51,700,848	1,110,446	2,260,896

2.	With respect to the ratification of the appointment of Ernst & Young, LLP as the independent registered public accounting firm of Angie’s List, Inc. for the fiscal year ending December 31, 2013:

For	Against	Abstain
55,042,687	3	29,500

3.	With respect to the advisory vote to approve executive compensation:

For	Against	Abstain	Non Votes
52,702,906	31,048	77,340	2,260,896

Angie’s List will include a stockholder advisory vote on the compensation of executives in its proxy materials every year until the next required advisory vote on the frequency of the executive compensation vote.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 8, 2013

ANGIE’S LIST, INC.

/s/ Shannon M. Shaw
By:	Shannon M. Shaw
Its:	General Counsel